UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

AMERISERV FINANCIAL, INC.
(Name of Registrant as Specified In Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER JULIUS D. RUDOLPH BRANDON L. SIMMONS
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Driver Management Company LLC (“Driver Management”), together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of shareholders of AmeriServ Financial, Inc., a Pennsylvania corporation (the “Company”).

Item 1: On January 24, 2023, Driver Management published the following message on Twitter:

Item 2: On January 25, 2023, J. Abbott Cooper, Managing Member of Driver Management, published the following message on LinkedIn:

Item 3: On January 25, 2023, The Tribune-Democrat published Driver’s notice of filing an application for approval to solicit revocable proxies from more than 10% of the holders of shares of Common Stock of the Company:

NOTICE OF FILING AN APPLICATION

Notice is hereby given that on January 23, 2023, Driver Opportunity Partners I LP and its general partner, Driver Management Company LLC, each with its principal place of business located at 1266 East Main Street, Suite 700R, Stamford, CT 06902, filed with the Pennsylvania Department of Banking and Securities, pursuant to the provisions of Section 112 of the Banking Code of 1965, as amended, an application for approval to solicit revocable proxies from more than 10% of the holders of (and thereby acquire more than 10% of the voting control of) the shares of common stock of

AmeriServ Financial, Inc

of Johnstown, Cambria County, Pennsylvania

and thereby may indirectly acquire 10% or more of the voting control of

AmeriServ Financial Bank

of Johnstown, Cambria County, Pennsylvania.

All interested persons may file comments regarding this application, in writing, with the Pennsylvania Department of Banking and Securities, Bureau of Bank Supervision, 17 North Second Street, Suite 1300, Harrisburg, PA 17101-2290.

In order to be considered, comments regarding this application must be received by the Department of Banking and Securities no later than thirty (30) days after the date that notice of the filing of this application is published in the Pennsylvania Bulletin.

Publication in the Pennsylvania Bulletin may or may not appear contemporaneously with this notice.

Please check the Pennsylvania Bulletin Website at www.pabulletin.com to determine the due date for filing comments.

Item 4: On January 25, 2023, Driver Management published the following message on Twitter:

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC (“Driver Management”), together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of shareholders of AmeriServ Financial, Inc., a Pennsylvania corporation (the “Company”).

DRIVER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management, Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Julius D. Rudolph and Brandon L. Simmons.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 1,477,919 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity directly beneficially owns 201,000 shares of Common Stock, including 1,000 shares held in record name. Driver Management, as the general partner of Driver Opportunity and investment manager to certain separately managed accounts (the “SMAs”), may be deemed to beneficially own the (i) 201,000 shares of Common Stock directly beneficially owned by Driver Opportunity and (ii) 1,276,919 shares of Common Stock held in the SMAs. Mr. Cooper, as the managing member of Driver Management, may be deemed to beneficially own the (i) 201,000 shares of Common Stock directly beneficially owned by Driver Opportunity and (ii) 1,276,919 shares of Common Stock held in the SMAs. Neither of Messrs. Rudolph or Simmons beneficially own any securities of the Company.